                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM 8-K

                              ------------------

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : November 14, 1995

                           CORESTATES FINANCIAL CORP
              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

PENNSYLVANIA                         0-6879                    23-1899716
(STATE OR OTHER                    (COMMISSION               (IRS EMPLOYEE
JURISDICTION OF                    FILE NUMBER)            IDENTIFICATION NO.)
INCORPORATION)

                              CENTRE SQUARE WEST,
                              1500 MARKET STREET
                       PHILADELPHIA, PENNSYLVANIA 19101
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)  (ZIP CODE)

          REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 973-3806

        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

   As previously announced, CoreStates Financial Corp ("CoreStates") and Meridian Bancorp, Inc. ("Meridian") have entered into a definitive agreement, dated October 10, 1995, providing for CoreStates to acquire Meridian pursuant to an exchange of stock ("the Merger"). Under the terms of the agreement, each of Meridian's 55.9 million shares of common stock will be exchanged for 1.225 shares of CoreStates' common stock. CoreStates also has received an option to purchase up to 19.9% of Meridian's common stock if certain contingencies occur.

   In May 1995, Meridian announced a definitive agreement to acquire United Counties Bancorporation ("United Counties") pursuant to an exchange of stock ("the United Counties Proposed Combination"). Under the terms of the agreement, each of United Counties 2.1 million shares of common stock will be exchanged for
5.0 shares of Meridian's common stock. United Counties has granted Meridian an option to acquire 375,000 shares of United Counties' common stock at $125 per share under certain circumstances.

   The Merger and United Counties Proposed Combination, which are both expected to be accounted for as a pooling of interests, are subject to certain conditions, including the receipt of regulatory and shareholder approval.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements
 (1.) Interim condensed consolidated financial statements of
      United Counties Bancorporation and Subsidiaries:              Page

      (i)   Consolidated Balance Sheet as of September 30, 1995      3
            (Unaudited)
      (ii)  Consolidated Statements of Income For the Nine Months
            Ended September 30, 1995 and 1994 (Unaudited)            4
      (iii) Consolidated Statements of Changes in Shareholders'
            Equity For the Nine Months Ended September 30, 1995
            and 1994 (Unaudited)                                     5
      (iv)  Consolidated Statements of Cash Flow for the Nine
            Months Ended September 30, 1995 and 1994 (Unaudited)     6
      (v)   Notes to Interim Consolidated Financial Statements
            (Unaudited)                                           7-11

 (2)  Year-end consolidated financial statements of United
      Counties Bancorporation and Subsidiaries:                     Page

      (i)   Consolidated Balance Sheet as of December 31, 1994      12
      (ii)  Consolidated Statement of Income for the Year Ended
            December 31, 1994                                       13
      (iii) Consolidated Statement of Changes in Shareholders'
            Equity for the Year Ended December 31, 1994             14
      (iv)  Consolidated Statement of Cash Flow for the Year
            Ended December 31, 1994                                 15
      (v)   Notes to the December 31, 1994 Consolidated Financial
            Statements                                           16-25
      (vi)  Report of KPMG Peat Marwick LLP                         26

                           CoreStates Financial Corp
                                 (Registrant)

                           By:   /s/ David T. Walker
                               -------------------------
                                     David T. Walker
                                     Senior Vice President

Date:  November 14, 1995

                UNITED COUNTIES BANCORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheet
                            (Dollars in thousands)
                                  (Unaudited)

                                                 September 30,
                                                     1995
                                                     ----
Assets
------
Cash and due from banks                         $   75,663
Money market investments                             7,460
Securities available-for-sale                      104,228
Investment securities (market value:
  $939,550)                                        935,114
Federal funds sold                                  90,000
Loans, net of unearned discounts of $366           388,600
    Less: Allowance for loan losses                 11,042
                                                ----------
       Net loans                                   377,558
Premises and equipment, net                         11,303
Accrued interest receivable                         19,543
Other assets                                         9,593
                                                ----------
      Total assets                              $1,630,462
                                                ==========

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
Deposits
 Demand                                         $  249,211
 Savings                                           712,011
 Time                                              342,003
                                                ----------
    Total deposits                               1,303,225
Securities sold under repurchase agreements         91,536
Other borrowed funds                                 8,354
Other liabilities                                   28,256
                                                ----------
    Total liabilities                            1,431,371

Commitments and Contingent Liabilities

Stockholders' equity:
Preferred stock: no par value, no stated
 value; authorized 3,000,000 shares; zero
 shares issued and outstanding                           -
Common stock: no par value, $1 stated value;
 authorized 6,000,000 shares; issued 2,529,588
 shares                                              2,530
Additional paid-in capital                          24,244
Retained earnings                                  188,071
Net unrealized gain on securities
 available-for-sale, net of income taxes             6,479
                                                ----------
                                                   221,324
Less: treasury stock, at cost, 381,438 shares       22,233
                                                ----------
    Total stockholders' equity                     199,091
                                                ----------
    Total liabilities and stockholders' equity  $1,630,462
                                                ==========

                UNITED COUNTIES BANCORPORATION AND SUBSIDIARIES
                       Consolidated Statements of Income
               (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                                              Nine Months Ended
                                                                                September 30,
                                                                          -------------------------
                                                                          1995                 1994
                                                                          ----                 ----
Interest income
 Interest and fees on loans
  Taxable income                                                        $24,467              $22,710
  Tax-exempt income                                                         387                  460
 Interest and dividends on securities available-for-sale                  4,976                4,625
 Interest on investment securities
  Taxable income                                                         44,852               44,721
  Tax-exempt income                                                         387                  354
 Interest on money market investments                                       165                  127
 Interest on federal funds sold                                           2,552                2,169
                                                                        -------              -------
          Total interest income                                          77,786               75,166
                                                                        -------              -------

Interest expense
 Savings and time deposits                                               27,888               23,818
 Securities sold under repurchase agreements                              2,262                1,334
 Other borrowed funds                                                       348                  249
                                                                        -------              -------
          Total interest expense                                         30,498               25,401
                                                                        -------              -------

          Net interest income                                            47,288               49,765
Provision for loan losses                                                  (500)                (825)
                                                                        -------              -------
          Net interest income after provision for loan losses            47,788               50,590
                                                                        -------              -------

Other operating income
 Gains on securities available-for-sale                                  12,263                    -
 Service charges on deposit accounts                                      2,246                2,295
 Trust fees                                                                 751                  806
 Other income                                                             1,086                2,403
                                                                        -------              -------
          Total other operating income                                   16,346                5,504
                                                                        -------              -------

          Net interest and other operating income                        64,134               56,094
                                                                        -------              -------

Other operating expenses
 Salaries and employee benefits                                          15,030               15,524
 Net occupancy expense                                                    2,567                2,722
 Equipment expense                                                        1,246                1,325
 FDIC insurance premium                                                   1,528                2,286
 Other expense                                                            5,754                7,923
                                                                        -------              -------

          Total other operating expenses                                 26,125               29,780
                                                                        -------              -------

Income before income taxes                                               38,009               26,314
Income taxes                                                             12,500                8,595
                                                                        -------              -------

Net income                                                              $25,509              $17,719
                                                                        =======              =======

Income per share of common stock:
 Average outstanding shares                                               2,145                2,136
                                                                          =====                =====

 Net income                                                              $11.89                $8.30
                                                                         ======                =====

 Dividends paid per share of common stock                                 $3.45                $2.20
                                                                          =====                =====

 Cash dividend payable - November 1                                          -                 $ .80
                                                                            ===                =====

                UNITED COUNTIES BANCORPORATION AND SUBSIDIARIES
          Consolidated Statements of Changes in Stockholder's Equity
                            (Dollars in thousands)
                                  (Unaudited)

                                                                                Net
                                                                          Unrealized Gain
                                                                           on Securities
                                                    Additional             Available-for-
Nine Months Ended            Preferred    Common     Paid-in    Retained    Sale, Net of  Treasury
September 30, 1995             Stock      Stock      Capital    Earnings    Income Taxes   Stock      Total
------------------             -----      -----      -------    --------    ------------   -----      -----
Balances at
 January 1, 1995                 -        $2,524     $23,947    $169,967      $6,747     $(21,602)   $181,583
Shares issued under
 Incentive Stock
 Option Plans                                  6         297                                              303
Net income                                                        25,509                               25,509
Dividends paid                                                    (7,405)                              (7,405)
Treasury stock acquired -
 5,168 shares                                                                                (631)       (631)
Net change in net
 unrealized gain on
 securities available-
 for-sale, net of income
 taxes                                                                          (268)                    (268)
                            --------    --------    --------    --------    --------     --------    --------
Balances at
 September 30, 1995              -        $2,530     $24,244    $188,071      $6,479     $(22,233)   $199,091
                            ========    ========    ========    ========    ========     ========    ========
                                                                                Net
                                                                          Unrealized Gain
                                                                           on Securities
                                                    Additional             Available-for-
Nine Months Ended            Preferred    Common     Paid-in    Retained    Sale, Net of  Treasury
September 30, 1994             Stock      Stock      Capital    Earnings    Income Taxes   Stock      Total
------------------             -----      -----      -------    --------    ------------   -----      -----
Balances at
 January 1, 1994                 -        $2,501     $22,970    $153,218          -      $(20,721)   $157,968
Shares issued under
 Incentive Stock
 Option Plans                                 15         586                                              601
Net income                                                        17,719                               17,719
Dividends paid                                                    (3,207)                              (3,207)
Dividend payable 11/1/94                                          (1,710)                              (1,710)
Treasury stock acquired -
 6,204 shares                                                                                (598)       (598)
Net unrealized gain
 on securities
 available-for-sale,
 net of income taxes                                                          $7,293                    7,293
                            --------    --------    --------    --------    --------     --------    --------
Balances at
 September 30, 1994              -       $2,516      $23,556    $166,020      $7,293     $(21,319)   $178,066
                            ========    ========    ========    ========    ========     ========    ========

                UNITED COUNTIES BANCORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flow
                                (In thousands)
                                  (Unaudited)

                                                                          Nine Months Ended
                                                                            September 30,
                                                                       1995               1994
                                                                       ----               ----
Operating Activities:
Net income                                                         $   25,509         $   17,719
Adjustments to reconcile net income to net cash from
 operating activities:
  Gains on sales of securities available-for-sale                        (173)                 0
  Gains on exchanges of securities available-for-sale                 (12,090)                 -
  Amortization of premiums and discounts, net                           3,532              6,328
  Depreciation                                                            932              1,077
  Provision for loan losses                                              (500)              (825)
  Deferred income tax expense (benefit)                                 4,599                (52)
  Amortization of deferred loan fees                                     (165)                29
  Decrease in interest receivable                                       1,746                829
  Increase (decrease) in interest payable                               1,817                (40)
  Increase in other assets                                             (6,083)            (2,963)
  Increase in other liabilities                                         4,387              1,243
  Increase in current income tax payable                                   80                 81
                                                                   ----------         ----------
   Total adjustments                                                   (1,918)             5,707
                                                                   ----------         ----------
         Net cash from operating activities                            23,591             23,426
                                                                   ----------         ----------
Investing Activities:
 Proceeds from sale of securities available-for-sale                      898                  0
 Proceeds from maturities of securities available-for-sale             10,308              5,000
 Purchases of securities available-for-sale                            (3,866)                 0
 Proceeds from maturities/calls of investment securities              118,543            218,646
 Purchases of investment securities                                   (91,050)          (236,472)
 Net (increase) decrease in short-term investments                     (4,905)                31
 Net decrease in federal funds sold                                    25,000             57,000
 Net decrease in credit card receivables
  and other short-term loans                                            2,104             10,006
 Principal collected on longer term loans                              71,383             92,844
 Longer term loans originated or acquired                             (87,245)           (95,192)
 Purchases of premises and equipment, net                                (481)              (424)
                                                                   ----------         ----------
         Net cash from investing activities                            40,689             51,439
                                                                   ----------         ----------
Financing Activities:
 Net decrease in demand deposits, NOW
  accounts, and savings accounts                                      (74,536)           (30,650)
 Net increase in open time accounts                                     4,304              3,367
 Proceeds from sales of certificates of deposit                       103,933             75,019
 Payments for maturing certificates of deposit                        (85,214)           (69,339)
 Net decrease in short-term borrowings                                (22,592)           (47,563)
 Payments to acquire treasury stock                                      (631)              (598)
 Dividends paid                                                        (7,405)            (4,700)
 Proceeds from exercise of stock options                                  303                601
                                                                   ----------         ----------
         Net cash applied to financing activities                     (81,838)           (73,863)
                                                                   ----------         ----------

Net increase (decrease) in cash and cash equivalents                  (17,558)             1,002
                                                                   ----------         ----------
Cash and cash equivalents at beginning of period                       93,221             85,388
                                                                   ----------         ----------
Cash and cash equivalents at end of period                         $   75,663         $   86,390
                                                                   ==========         ==========
Cash paid during the period for:
 Interest                                                          $   28,681         $   25,441
                                                                   ==========         ==========
 Income taxes                                                      $    8,666         $   10,790
                                                                   ==========         ==========
Transfer from investment securities to
 securities available-for-sale                                              -         $  100,054
                                                                   ==========         ==========

                UNITED COUNTIES BANCORPORATION AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                                  (Unaudited)

1.   Principles of Consolidation
     ---------------------------

     The consolidated financial statements of United Counties Bancorporation include the accounts of the parent company and subsidiaries, United Capital Corporation and United Counties Trust Company (Bank), and its subsidiaries. All material intercompany transactions have been eliminated. In the opinion of management, all adjustments made to the unaudited interim financial statements necessary for a fair statement of the results for the period have been included and were of a normal recurring nature.

2.   Adoption of Recent Accounting Pronouncements
     --------------------------------------------

     Effective January 1, 1995, the Bancorporation adopted FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan." This Standard applies to contractual rights to receive money on demand or on fixed or determinable dates that are recognized as assets on creditors' balance sheets, including accounts receivable due in more than one year. A loan is considered impaired if, based upon current information and events, it is probable that the creditor will not be able to collect all principal and interest due in accordance with the terms of the agreement. Once a loan is considered impaired, the Standard requires calculation of the present value of expected future cash flows using the effective rate of the loan. If the calculated present value is less than the recorded investment in the loan, the difference is to be charged to bad debt expense with a corresponding credit to a valuation allowance account. Loans for which repayment is expected to be provided by the underlying collateral, the fair value of the collateral of the loan may be used.

     Also effective January 1, 1995, the Bancorporation adopted FASB Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." This Standard amends the income recognition and disclosure requirements of FASB No. 114.

     The adoption of these Standards did not have a material effect on the financial position of the Bancorporation.

     FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted on January 1, 1994. This Standard applies to equity securities having readily determinable fair values and to all debt securities.

     For accounting and financial reporting purposes, securities are to be classified into one of the following three categories: 1) held-to maturity; 2) trading securities; or 3) available-for-sale. Only debt securities may be classified as held-to-maturity. Those securities that are classified as held-to-maturity are to be carried at amortized cost while unrealized gains/losses from the changes in market value for investments categorized as available-for-sale are to be reported as a separate component of stockholders' equity net of related tax effects. See Note 4.

3.   Pending Acquisition
     -------------------

     On May 24, 1995 United Counties Bancorporation ("UCB") announced that it signed a definitive merger agreement with Meridian Bancorp, Inc., Reading, Pennsylvania ("Meridian"), pursuant to which UCB will be acquired in a tax-free, stock-for-stock merger. Pursuant to the merger, each of the outstanding shares of UCB common stock will be exchanged for five (5) shares of Meridian common stock. UCB will be merged into Meridian and UCB's wholly-owned subsidiary, United Counties Trust Company ("UCTC"), will be merged into Meridian's wholly-owned subsidiary, Meridian Bank, New Jersey ("MBNJ"). The acquisition is conditioned upon necessary bank regulatory approvals, shareholder approval and other customary terms and conditions. In connection with the merger agreement UCB also granted Meridian an option to acquire 375,000 shares of UCB stock at $125 per share under certain circumstances.

     On October 10, 1995, Meridian Bancorp, Inc. announced the signing of a definitive merger agreement with CoreStates Financial Corp (CoreStates) of Philadelphia, Pennsylvania. Under the terms of this agreement, each share of Meridian common stock will be exchanged for 1.225 shares of CoreStates common stock and is dependent upon a similar approval process.

4.   Investment Securities and Securities Available-for-Sale
     -------------------------------------------------------

     On January 1, 1994, FASB No. 115 was adopted. The following tables present information related to the portfolio of investment securities held-to-maturity and available-for-sale of the Bancorporation as of September 30, 1995 (in thousands):

                                                                             September 30, 1995
                                                                             ------------------
                                                          Amortized           Gross Unrealized           Estimated
                                                            Cost            Gains          Losses       Market Value
                                                            ----            -----          ------       ------------
Investment Securities Held-to-Maturity:
--------------------------------------
United States Treasury securities
 and obligations of United States
 government corporations and
 agencies                                                 $785,747         $ 8,254         $3,606         $790,395
Obligations of states and
 political subdivisions                                     13,618               0              2           13,616
Corporate obligations                                      135,749           1,245          1,455          135,539
                                                          --------         -------         ------         --------
 Total                                                    $935,114         $ 9,499         $5,063         $939,550
                                                          ========         =======         ======         ========
                                                                             September 30, 1995
                                                                             ------------------
                                                          Amortized           Gross Unrealized           Book/Market
                                                            Cost            Gains          Losses           Value
                                                            ----            -----          ------        -----------
Securities Available-for-Sale:
-----------------------------
United States Treasury securities
 and obligations of United States
 government corporations and
 agencies                                                 $ 66,067         $   280         $  330         $ 66,017
Marketable equity securities                                27,968          10,243              0           38,211
                                                          --------         -------         ------         --------
 Total                                                    $ 94,035         $10,523         $  330         $104,228
                                                          ========         =======         ======         ========

     The carrying value of securities pledged to secure public funds and for other purposes as required by law was $176,961,000 at September 30, 1995.

     The amortized cost and estimated market value of investment securities held-to-maturity and available-for-sale at September 30, 1995, by contractual maturity, are shown in the table on the next page. Expected maturities may differ from contractual maturities since certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                 September 30, 1995
                                                 ------------------
                                              Amortized      Estimated
                                                Cost        Market Value
                                                ----        ------------
Investment Securities Held-to-Maturity:
---------------------------------------
Due in one year or less                       $220,755        $221,718
Due after one year through
 five years                                    703,850         706,910
Due after five years through
 ten years                                      10,113          10,528
Due after ten years                                396             394
                                              --------        --------
 Total                                        $935,114        $939,550
                                              ========        ========
                                                 September 30, 1995
                                                 ------------------
                                              Amortized     Book/Market
                                                Cost           Value
                                                ----           -----
Securities Available-for-Sale:
------------------------------
Due in one year or less                       $ 20,126        $ 20,192
Due after one year through
 five years                                     45,941          45,825
                                              --------        --------
 Total                                        $ 66,067        $ 66,017
                                              ========        ========

     Proceeds from sales of securities available-for-sale for the nine months ended September 30, 1995, were $898,000. Gross gains of $173,000 were recorded in 1995.

     Fixed income investment securities are traded in liquid markets and are of investment quality as rated by nationally recognized rating services.

5.   Loans
     -----

     The following summarizes the loan categories, net of unearned discounts, at September 30, 1995 (in thousands):

                                              September 30,
                                                  1995
                                                  ----
Real estate loans:
 Construction                                   $ 15,262
 Commercial                                      123,990
 Residential:
  Conventional                                    99,678
  Insured or guaranteed                              923
Home equity & secondary mortgage                  90,205
Economic Development Authority                     6,528
Term                                               4,371
                                                --------
 Total real estate loans                         340,957

Consumer loans                                    17,481
Credit card                                        1,450
Commercial and industrial                         28,472
Lease financing receivables                          240
                                                --------
 Total loans, net of unearned discounts         $388,600
                                                ========

     The primary lending marketplace of the Bancorporation includes the New Jersey Counties of Middlesex, Monmouth, Morris, Somerset and Union.

     A significant portion of the loan portfolio of the Bank is secured by real estate. At September 30, 1995, real estate loans amounted to 87.7% of the total loan portfolio.

6.   Allowance for Loan Losses
     -------------------------

     The following is an analysis of changes in the Allowance for Loan Losses Account (in thousands):

                                         Nine months           Nine months
                                            ended                 ended
                                        Sept. 30, 1995        Sept. 30, 1994
                                        --------------        --------------
Balance at beginning of year                $11,091               $11,014
Provision for loan losses                      (500)                 (825)
Recoveries of loans previously
 charged-off                                    917                   822
Loans charged-off                              (466)                 (180)
                                            -------               -------
Balance at period end                       $11,042               $10,831
                                            =======               =======

7.   Risk Elements
     -------------

     Risk elements, which include nonaccrual loans, restructured loans, loans past due 90 days or more and other real estate owned at September 30, 1995 and September 30, 1994, were as follows (in thousands):

                                        Sept. 30, 1995        Sept. 30, 1994
                                        --------------        --------------
     Nonaccrual loans                       $ 2,791               $   284
     Restructured loans                       4,809                 5,436
     Loans past due 90 days or more           2,362                 5,132
     Other real estate owned                    125                     -
                                            -------               -------
      Total                                 $10,087               $10,852
                                            =======               =======

The impact of risk elements on interest income is not material.

8.   Dividend Restrictions
     ---------------------

     Certain limitations are imposed by New Jersey statutes on the availability of a subsidiary bank's undistributed net assets for the payment of dividends to the parent company without prior approval of the regulatory authorities. The Bank may pay dividends only if, following the payment of each such dividend, the capital stock of the subsidiary bank will not be impaired and (1) the Bank will have additional paid-in capital of not less than 50% of its capital stock, or, if not, (2) the payment of such dividends will not reduce the additional paid-in capital of the Bank. The Bank is also subject to the Federal Deposit Insurance Corporation regulations that require the Bank to maintain minimum capital ratios. Under current law, a minimum leverage ratio (Tier 1 capital to quarterly average assets, less intangibles) of 4%, Tier 1 risk-based capital ratio of 4% and total risk-based capital ratio, Tier 2, of 8% must be maintained.

     At September 30, 1995, the capital accounts of the Bank totalled $150,388,000 of which $87,713,000 was available for the payment of dividends to the parent company.

9.   Commitments and Contingent Liabilities
     --------------------------------------

     The Bancorporation may, from time to time, be a defendant in legal proceedings relating to the conduct of its business. In the normal course of business there also are outstanding various contingent liabilities, such as commitments to extend credit (including standby letters of credit in the amount of $7,364,000 at September 30, 1995) which are not reflected in the accompanying consolidated financial statements. In the judgement of management, the consolidated financial position of the Bancorporation and its subsidiaries will not be affected materially by the final outcome of any present legal proceeding or other contingent liability.

     The Bancorporation is party to financial obligations with off-balance sheet risk incurred in the normal course of business. These instruments include commitments to extend credit in the form of loans totalling $163,848,000 at September 30, 1995. The exposure of the Bancorporation to credit loss in the event of non-performance by the other party to these financial instruments is equal to the contractual amount. The Bancorporation uses the same credit policies in granting these commitments as it does for loans presently outstanding. Collateral is obtained when deemed appropriate. These commitments do not necessarily represent future obligations. A substantial portion of these commitments historically have remained unused, or if used, would be secured by mortgages on real estate.

10.  Income Taxes
     ------------

     The current and deferred amounts of federal income tax expense (benefit) as of September 30, 1995 and 1994 were as follows (in thousands):

                                           September 30,
                                        -------------------
                                        1995           1994
                                        ----           ----
     Current expense                  $ 7,901         $8,647
     Deferred expense (benefit)         4,599            (52)
                                      -------         ------
       Total income tax expense       $12,500         $8,595
                                      =======         ======

     The Bancorporation has established a deferred tax liability of $3,714,000 as a result of the net unrealized gains on securities designated as available-for-sale under the provisions of FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Certain deferred tax information for 1994 has been adjusted from amounts previously presented to conform with tax returns filed for this period.

     The significant components of the Corporation's deferred tax liabilities and assets are as follows (in thousands):

                                                               September 30,       December 31,       September 30,
                                                                   1995               1994               1994
                                                                   ----               ----               ----
      Deferred tax liabilities:
        Accretion on bond discounts, net                        $   860             $  401             $  279
        Unrealized gain on securities available-for-sale          3,714              3,703              4,102
        Gain on exchange of securities available-for-sale         4,408                  -                  -
                                                                -------             ------             ------
         Total deferred tax liabilities                           8,982              4,104              4,381
                                                                -------             ------             ------
      Deferred tax assets:
        New Jersey Corporation business tax                       1,039              1,281              1,419
        Book over tax depreciation                                  564                496                350
        Excess book bad debt                                      3,361              3,382              3,378
        Postretirement benefits                                   3,348              3,108              3,041
        Book over tax core deposit premium amortization             708                696                510
        Other, net                                                  142                207                303
                                                                -------             ------             ------
         Total deferred tax assets                                9,162              9,170              9,001
                                                                -------             ------             ------
      Net deferred tax asset                                    $   180             $5,066             $4,620
                                                                =======             ======             ======
      The significant components of the 1995 and 1994 deferred expense (benefit) were:

       Deferred income tax expense (benefit)                    $ 4,599             $  (52)
                                                                =======             ======

     As required by FASB 109, United Counties Bancorporation has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through carryback to taxable income in prior years, future reversals of existing taxable temporary differences, future taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

     The consolidated effective tax rate is reconciled to the statutory rate for September 30, 1995 and 1994 as follows:

                                                     1995     1994
                                                     ----     ----
     Statutory rate                                  35.0%    35.0%
     Difference resulting from:
     Tax-exempt income                               (0.7)    (1.0)
     Other, net                                      (1.4)    (1.3)
                                                     ----     ----
         Effective tax rate                          32.9%    32.7%
                                                     ====     ====

                United Counties Bancorporation and Subsidiaries
                          Consolidated Balance Sheet
                            (Dollars in thousands)

                                                                                        December 31, 1994
                                                                                        -----------------
Assets
Cash and due from banks (Note 2)                                                           $   93,221
Money market investments                                                                        2,555
Securities available-for-sale (Note 3)                                                        100,070
Investment securities (market value: $931,639) (Note 3)                                       965,239
Federal funds sold                                                                            115,000
Loans, net of unearned discounts of $255 (Note 4)                                             374,375
   Less: Allowance for loan losses (Note 5)                                                    11,091
                                                                                           ----------
     Net loans                                                                                363,284
Premises and equipment, net (Note 6)                                                           11,754
Accrued interest receivable                                                                    21,289
Other assets (Note 15)                                                                          8,528
                                                                                           ----------
        Total assets                                                                       $1,680,940
                                                                                           ==========

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
  Demand                                                                                   $  264,781
  Savings                                                                                     770,977
  Time                                                                                        318,980
                                                                                           ----------
        Total deposits (Note 7)                                                             1,354,738
Securities sold under repurchase agreements (Note 8)                                          110,141
Other borrowed funds (Note 9)                                                                  12,341
Other liabilities (Note 13)                                                                    22,137
                                                                                           ----------
        Total liabilities                                                                   1,499,357

Commitments and contingent liabilities (Notes 14 and 16)

Stockholders' equity (Notes 10 and 11):
Preferred stock: no par value, no stated value;
  authorized 3,000,000 shares; zero shares issued and
  outstanding                                                                                       -
Common stock: no par value, $1 stated value;
  authorized 6,000,000 shares; issued 2,523,976 shares                                          2,524
Additional paid-in capital                                                                     23,947
Retained earnings                                                                             169,967
Net unrealized gain on securities available-for-sale,
  net of income taxes                                                                           6,747
                                                                                           ----------
                                                                                              203,185
Less: treasury stock, at cost - 376,270 shares                                                 21,602
                                                                                           ----------
        Total stockholders' equity                                                            181,583
                                                                                           ----------
        Total liabilities and stockholders' equity                                         $1,680,940
                                                                                           ==========

See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries
Consolidated Statement of Income
(in thousands, except per share amounts)
Year Ended December 31, 1994

Interest income
 Interest and fees on loans:
   Taxable income                                                  $ 30,612
   Tax-exempt income                                                    584
 Interest and dividends on securities available-for-sale              6,075
 Interest on investment securities:
   Taxable income                                                    60,080
   Tax-exempt income                                                    482
 Interest on money market investments                                   189
 Interest on federal funds sold                                       2,788
                                                                   --------
         Total interest income                                      100,810
                                                                   --------
Interest expense
 Savings and time deposits (Note 7)                                  32,393
 Securities sold under repurchase agreements (Note 8)                 1,841
 Other borrowed funds (Note 9)                                          346
                                                                   --------
         Total interest expense                                      34,580
                                                                   --------
         Net interest income                                         66,230

 Provision for loan losses (Note 5)                                    (825)
                                                                   --------
         Net interest income after provision for loan losses         67,055
                                                                   --------
Other operating income
 Service charges on deposit accounts                                  3,060
 Trust fees                                                           1,128
 Other income (Note 12)                                               2,920
                                                                   --------
         Total other operating income                                 7,108
                                                                   --------
         Net interest and other operating income                     74,163
                                                                   --------
Other operating expenses
 Salaries and employee benefits (Note 13)                            20,737
 Net occupancy expense (Notes 6 and 14)                               3,601
 Equipment expense (Notes 6 and 14)                                   1,816
 FDIC insurance premium                                               3,054
 Other expense (Note 12)                                             10,125
                                                                   --------
         Total other operating expenses                              39,333
                                                                   --------

Income before income taxes                                           34,830
Income taxes (Note 15)                                               11,038
                                                                   --------

Net income                                                         $ 23,792
                                                                   ========

Net income per share of common stock                                 $11.12
                                                                     ======
Average number of outstanding shares                                  2,139
                                                                      =====

See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
(Dollars in thousands)

Year Ended December 31, 1994

                                                                                        Net Unrealized
                                                                                      Gain on Securities
                                                                                     Available-for-Sale,
                                                          Additional                       Net of
                         Preferred         Common          Paid-in       Retained          Income       Treasury
                           Stock           Stock           Capital        Earnings         Taxes         Stock         Total
                         ---------         -----         ----------      --------          ------       --------       -----
Balances at
 December 31, 1993           --            $2,501          $22,970       $153,218            --         $(20,721)     $157,968

Shares issued under the
 Incentive Stock Option
 Plans (Note 10)                               23              977                                                       1,000
Net income                                                                 23,792                                       23,792
Dividends declared                                                         (7,043)                                      (7,043)
Net unrealized
 gain on securities
 available-for-sale,
 net of income taxes                                                                        $6,747                       6,747
Treasury stock acquired -
 8,929 shares                                                                                               (881)         (881)
                            -------        ------          -------       --------           ------      --------      --------
Balances at
 December 31, 1994            --           $2,524          $23,947       $169,967           $6,747      $(21,602)     $181,583
                            =======        ======          =======       ========           ======      ========      ========


See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries
Consolidated Statement of Cash Flow
(in thousands)

Year Ended December 31, 1994

Operating Activities:
 Net income                                                        $ 23,792
 Adjustments to reconcile net income to net cash
  from operating activities:
    Amortization of premiums and discounts, net                       7,793
    Depreciation                                                      1,462
    Provision for loan losses                                          (825)
    Deferred income tax expense                                          77
    Amortization of deferred loan fees                                    5
    Decrease in interest receivable                                     765
    Decrease in interest payable                                       (288)
    Increase in other assets                                           (505)
    Decrease in other liabilities                                    (1,255)
    Increase in current income tax payable                              363
                                                                   --------
         Total adjustments                                            7,592
                                                                   --------
         Net cash from operating activities                          31,384
                                                                   --------

Investing Activities:
 Proceeds from maturities of securities available-for-sale           10,000
 Purchases of securities available-for-sale                            (115)
 Proceeds from maturities/calls of investment securities            261,138
 Purchases of investment securities                                (250,007)
 Net decrease in short-term investments                               3,765
 Net increase in federal funds sold                                 (15,000)
 Net decrease in credit card receivables and other short-term
  loans                                                               8,249
 Principal collected on longer term loans                           121,168
 Longer term loans originated or acquired                          (127,223)
 Purchases of premises and equipment, net                              (589)
                                                                   --------
         Net cash from investing activities                          11,386
                                                                   --------
Financing Activities:
 Net decrease in demand deposits, NOW accounts, and savings
  accounts                                                          (51,920)
 Net increase in open time accounts                                   4,723
 Proceeds from sales of certificates of deposit                     107,252
 Payments for maturing certificates of deposit                      (98,154)
 Net increase in short-term borrowings                               11,580
 Payments to acquire treasury stock                                    (881)
 Dividends paid                                                      (8,537)
 Proceeds from exercise of stock options                              1,000
                                                                   --------
         Net cash applied to financing activities                   (34,937)
                                                                   --------

 Net increase in cash and cash equivalents                            7,833
                                                                   --------

 Cash and cash equivalents at beginning of year                      85,388
                                                                   --------

 Cash and cash equivalents at end of year                          $ 93,221
                                                                   ========
 Cash paid during the year for:
  Interest                                                         $ 34,869
                                                                   ========

  Income taxes                                                     $ 14,040
                                                                   ========

Transfer from investment securities
  to securities available-for-sale                                 $100,054
                                                                   ========

See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of United Counties Bancorporation ("the Bancorporation") include the accounts of the parent company and subsidiaries, United Capital Corporation and United Counties Trust Company (Bank) and its subsidiaries. All material intercompany transactions have been eliminated.

Investment Securities

Investments classified as held-to-maturity consist of debt securities, and are carried at cost, adjusted for accretion of discounts and amortization of premiums, both computed on the level yield method. The Bancorporation has both the ability and positive intent to hold these securities to maturity.

Debt securities not classified as held-to-maturity and marketable equity securities are categorized as available-for-sale and carried at fair value. Unrealized gains and losses, net of related tax effects, are reported as a separate component of stockholders' equity.

The adjusted cost of a specific security is the basis for calculating the gain or loss on the sale of a security as reported in the consolidated statements of income.

Interest and dividends on investment securities are recognized as income when earned.

Loans

Loans are stated at the principal amount outstanding, net of unearned discounts. Unearned discount, where appropriate, is recognized on a monthly basis using the actuarial method, which approximates the level yield method. Interest is accrued monthly on other non-discounted loans based upon the principal amount outstanding. Loan origination fees are recognized over the estimated life of the loan and as an adjustment to yield.

When a loan is past due in excess of 90 days or doubt exists in the opinion of management as to the collectibility of principal or interest, it is placed on a nonaccrual basis, recognizing interest income as received. At the same time, previously accrued but unpaid interest is reversed and charged against current earnings.

Allowance for Loan Losses

The Allowance for Loan Losses account is an estimate and may be subject to variance based upon economic conditions throughout our trade area as well as periodic fluctuations in the financial condition of individual loans.

Additions to the Allowance arise from charges to operations through the Provision for Loan Losses or from the recovery of amounts previously charged off. The Allowance is reduced by loan charge-offs. Loans are charged off when management believes there has been permanent impairment to the values at which loans are carried.


Premises and Equipment

Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and declining balance methods over the estimated useful lives, which generally range from three to forty years. Leasehold improvements are carried at cost less accumulated amortization computed on a straight-line basis over the terms of the leases or the estimated useful lives of the assets, if shorter. Maintenance and repairs are expensed as incurred.


Other Real Estate Owned

Other real estate owned includes both formally foreclosed and in-substance foreclosed property. When a property is acquired through foreclosure or in-substance foreclosure, it is reported at its estimated fair market value and subsequently reported at the lower of its new cost basis or estimated fair market value less estimated liquidation costs.


Income Taxes

Certain items of income and expense are recognized over different periods for financial reporting purposes than for income tax purposes. Deferred taxes are provided in recognition of these temporary differences. The Bancorporation files a consolidated federal income tax return. The applicable income taxes of the parent and subsidiaries generally are computed individually and reflected as such for financial statement purposes.


Retirement Benefit Plans

Retirement benefit plan costs, based on actuarial computations of current and future benefits for employees, are charged to expense and generally funded based on the maximum amount that can be deducted for federal income tax purposes.

Income Per Share

Income per share of common stock is calculated based on the average daily number of common shares outstanding. Shares issuable under the 1984
Incentive Stock Option Plan and the 1989 Incen-tive Stock Option Plan have no materially dilutive effect and are not included in the average number of shares outstanding.


Reclassifications

Certain amounts in previous periods have been reclassified to conform to the current period's presentation. These reclassifications have no material effect on net income or total assets.

Adoption of Recent Accounting Pronouncements

FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted on January 1, 1994. This Standard applies to equity securities having readily determinable fair values and to all debt securities.

For accounting and financial reporting purposes, securities are to be classified into one of the following three categories: 1) held-to-maturity;
2) trading securities; or 3) available-for-sale. Only debt securities may be classified as held-to-maturity. Those securities that are classified as held-to-maturity are to be carried at amortized cost while unrealized gains/losses from the changes in market value for investments categorized as available-for-sale are to be reported as a separate component of stockholders' equity net of related tax effects. See Note 3.

2. Cash and Due from Banks

The average reserve requirement of the Bank amounted to $26,569,000 at December 31, 1994.

3. Investment Securities and Securities Available-for-Sale

On January 1, 1994, FASB No. 115 was adopted. The following tables present information related to the portfolio of investment securities held-to-maturity and available-for-sale of the Bancorporation at December 31, 1994 (in thousands):

                                                 Gross          Gross     Estimated
                                Amortized      Unrealized     Unrealized    Market
                                   Cost          Gains          Losses      Value
                                ---------      ----------     ----------  ----------

1994
----
Investment Securities
Held-to-Maturity
----------------
United States Treasury
 securities and obliga-
 tions of United States
 government corpora-
 tions and agencies             $  810,182      $    525      $ 27,433     $  783,274
Obligations of states and
 political subdivisions             14,778             4             4         14,778
Corporate obligations              140,279           162         6,854        133,587
                                ----------      --------      --------     ----------
    Total                       $  965,239      $    691      $ 34,291     $  931,639
                                ==========      ========      ========     ==========

                                                 Gross          Gross       Book/
                                Amortized      Unrealized     Unrealized    Market
                                   Cost          Gains          Losses      Value
                                ---------      ----------     ----------  ----------

Securities Available-for-Sale
-----------------------------
United States Treasury
 securities and obliga-
 tions of United States
 government corpora-
 tions and agencies             $  76,574       $      77      $  2,518    $  74,133
Marketable equity
 securities                        13,046          12,891           -0-       25,937
                                ---------        --------      --------    ---------
    Total                       $  89,620       $  12,968      $  2,518    $ 100,070
                                =========        ========      ========    =========

The carrying value of securities pledged to secure public funds and for other purposes as required by law was $209,635,000 at December 31, 1994.

The amortized cost and estimated market value of investment securities held-to-maturity and available-for-sale at December 31, 1994 by contractual maturity, are shown in the table below. Expected maturities may differ from contractual maturities since certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                       December 31, 1994
                                                     ---------------------
                                                                 Estimated
                                                     Amortized     Market
                                                       Cost        Value
                                                     ----------  ---------

                                                     Investment Securities
                                                       Held-to-Maturity
                                                       ----------------
Due in one year or less                              $144,914    $144,896
Due after one year through five years                 757,617     728,328
Due after five years through ten years                 62,193      57,904
Due after ten years                                       515         511
                                                     --------    --------
   Total                                             $965,239    $931,639
                                                     ========    ========


                                                                   Book/
                                                     Amortized     Market
                                                       Cost        Value
                                                     ---------   --------

                                                          Securities
                                                      Available-for-Sale
                                                      ------------------
Due in one year or less                              $ 15,062    $ 15,117
Due after one year through five years                  61,512      59,016
                                                     --------    --------
   Total                                             $ 76,574    $ 74,133
                                                     ========    ========

Proceeds from sales of securities during 1994 were zero.

Fixed income investment securities are traded in liquid markets and are of investment quality as rated by nationally recognized rating services.

4.  Loans

The following summarizes the loan categories, net of unearned discounts, at December 31, 1994 (in thousands):

                                               1994
                                             --------
Real estate loans:
  Construction                               $ 15,214
  Commercial                                  115,829
  Residential:
   Conventional                                99,028
   Insured or guaranteed                        1,067
  Home equity & secondary mortgage             87,568
  Economic Development Authority                7,013
  Term                                          2,555
                                             --------
    Total real estate loans                   328,274

Consumer loans                                 16,905
Credit card                                     3,075
Commercial and industrial                      26,005
Lease financing receivables                       116
                                             --------
    Total loans, net of unearned discounts   $374,375
                                             ========

The primary lending marketplace of the Bancorporation includes the New Jersey counties of Middlesex, Monmouth, Morris, Somerset, and Union.

Loans to principal officers, directors, and their affiliates are made in the ordinary course of business and are on substantially the same terms, including interest rates and collateral, as loans to other customers of the Bank. These loans aggregated $17,472,000 at December 31, 1994. During 1994, loan activity to principal officers, directors, and their affiliates consisted of new loans amounting to $13,098,000 and principal payments on outstanding loans of $6,668,000.

A significant portion of the loan portfolio of the Bank is secured by real estate. At December 31, 1994, real estate loans amounted to 87.7% of the total loan portfolio.

Risk elements, which include nonaccrual loans, restructured loans, and loans past due 90 days or more at December 31, 1994 were as follows (in thousands):


                                              1994
                                             -------
Nonaccrual loans                             $ 2,769
Restructured loans                             5,265
Loans past due 90 days or more                 2,401
                                             -------
    Total                                    $10,435
                                             =======

5. Allowance for Loan Losses

The following is an analysis of changes in the Allowance for Loan Losses for the year ended December 31, 1994 (in thousands):

                                          1994
                                        --------
Balance at beginning of year            $11,014
Provision credited to operating
 expenses                                  (825)
Recoveries of loans previously
 charged off                              1,175
Loans charged off                          (273)
                                        -------
Balance at end of year                  $11,091
                                        =======

The Allowance for Loan Losses account for federal income tax purposes amounted to $2,323,000 at December 31, 1994.

6. Premises and Equipment

Premises and equipment at December 31, 1994 is detailed below (in thousands):

                                          1994
                                        --------
Land                                    $ 4,293
Premises                                 18,258
Furniture and equipment                  11,534
Leasehold improvements                      744
                                        -------
                                         34,829
Less: Accumulated depreciation
      and amortization                   23,075
                                        -------

      Premises and equipment, net       $11,754
                                        =======

Depreciation and amortization charged to operating expense for the year ended December 31, 1994 amounted to $1,462,000.

7. Deposits

Time deposits in denominations of $100,000 and over at December 31, 1994 consisted of the following (in thousands):

                                          1994
                                        --------
Certificates of deposit                 $12,095
Other time deposits                       6,896
                                        -------
      Total                             $18,991
                                        =======

Interest expense relating to time deposits in denominations of $100,000 and over, totalled $682,000 in 1994.

8. Securities Sold Under Repurchase Agreements

Balances and rates of securities sold under repurchase agreements for the year ended December 31, 1994 were as follows (in thousands):

                                          1994
                                        --------
Balance at end of year                  $110,141
Average during year                       55,228
Maximum month-end balance during year    110,141
Average rate during year                    3.34%
Rate at end of year                         4.98

9. Other Borrowed Funds

Other borrowed funds consist of Treasury tax and loan obligations due on demand. Interest on the Treasury tax and loan notes is computed at a rate equal to 25 basis points below the weekly average federal funds rate. Balances and rates for the year ended December 31, 1994 were as follows (in thousands):

                                          1994
                                        --------
Balance at end of year                  $12,341
Average during year                       8,669
Maximum month-end balance during year    14,153
Average rate during year                   3.98%
Rate at end of year                        5.11

10. Incentive Stock Option Plans

The United Counties Bancorporation 1984 and 1989 Incentive Stock Option Plans became effective after approval by stockholders on December 13, 1984, and January 12, 1989, respectively. The Plans are designed to provide long-term equity incentives to key officers and executives to foster the growth and profitability of the Bancorporation and its subsidiaries. The Plans are administered by a Committee of the Board of Directors. The 1989 Plan provides that a maximum of 100,000 shares of common stock may be granted in the form of Incentive Stock Options, whereas the 1984 Plan provides that a maximum of 125,000 shares of common stock may be granted. Options are granted at the fair market value of the stock on the date of the grant. Options are exercisable in full or in installments as specified by the Committee, provided a minimum of 10% of the eligible shares are exercised. The 1984 Plan terminated during December 1994. The 1989 Plan terminates on December 31, 1999.

Transactions in the Plans were as follows:

                                     Number of Shares
                                     ----------------
                                    Available    Under     Option price
                                   for Option   Option      per share
                                   ----------   ------   ---------------
1989 Plan
Balance at December 31, 1993         65,195     37,480   $ 50.25-$ 86.50
Options granted                      (1,900)     1,900   $104.25-$134.75
Options cancelled                     1,475     (1,475)  $ 54.00-$ 73.00
Options exercised                               (4,883)  $ 54.00
                                     ------     ------
Balance at December 31, 1994         64,770     33,022   $ 50.25-$134.75
                                     ======     ======

1984 Plan
Balance at December 31, 1993          2,010     33,391   $ 28.75-$ 86.50
Options granted                      (1,600)     1,600   $134.75
Options cancelled                       542       (542)  $ 54.00
Options terminated                     (952)                --
Options exercised                              (17,752)  $ 28.75-$ 54.00
                                     ------     ------
Balance at December 31, 1994              0     16,697   $ 28.75-$134.75
                                     ======     ======

The number of shares that were exercisable at December 31, 1994, were 4,874.

11. Dividend Restrictions

Certain limitations are imposed by New Jersey statutes on the availability of a subsidiary bank's undistributed net assets for the payment of dividends to the parent company without prior approval of the regulatory authorities. The Bank may pay dividends only if, following the payment of each such dividend, the capital stock of the subsidiary bank will not be impaired and (1) the Bank will have additional paid-in capital of not less than 50% of its capital stock, or, if not, (2) the payment of such dividends will not reduce the additional paid-in capital of the Bank. The Bank is also subject to the Federal Deposit Insurance Corporation regulations that require the Bank to maintain minimum capital ratios. Under current law, a minimum leverage ratio of 4%, Tier 1 risk-based capital ratio of 4% and total risk-based capital ratio, Tier 2, of 8% must be maintained. At December 31, 1994, the capital accounts of the Bank totalled $155,841,000 of which $93,041,000 was available for the payment of dividends to the parent company.

12. Other Income and Expense

Included in other income and expense for the year ended December 31, 1994 are the following major components, which represent more than one percent of total interest income and other operating income (in thousands):

                                          1994
                                        --------
Other income:
   Credit card merchant fees             $1,465
                                         ======
Other expense:
   Credit card merchant expenses         $1,007
                                         ======
   Telephone, postage, and
     communication expenses              $2,210
                                         ======
   N.J. Corporate Business Tax
     expense                             $1,354
                                         ======

13. Retirement and Profit Sharing Plans

The Bank has a trusteed noncontributory retirement plan for its eligible employees. Plan assets consist primarily of common stock, United States government and corporate obligations.

Pension costs for 1994 are based on data from the September 30, 1994 evaluation data. They include the following components (in thousands):

                                                   September 30,
                                                       1994
                                                      ------
Service cost - benefits earned during
   the period                                        $   408
Interest cost on projected benefit obligation            820
Return on assets                                        (133)
Amortization of net loss                              (1,146)
                                                     -------
Pension credit                                       $   (51)
                                                     =======

The funded status of the pension plan is as follows:

                                        September 30,
                                            1994
                                           ------
Actuarial present value of:
   Vested benefit obligation               $  9,800
                                           ========
   Accumulated benefit obligation          $ 10,000
                                           ========
   Projected benefit obligation            $(11,867)
Plan assets at fair value                    14,024
                                           --------
Excess of plan assets over projected
   benefit obligation                         2,157
Unrecognized prior services credit             (149)
Unrecognized market value over book
   value of assets                             (582)
Unrecognized gain                            (1,376)
                                           --------
Accrued pension credit                     $     50
                                           ========

The projected benefit obligation was determined using an assumed discount rate of 7.50%, an assumed long-term rate of compensation increase of 6.00% and an expected long-term rate of return on plan assets of 7.50% for 1994.

In addition to the pension plan, the Bank has a defined profit sharing plan which provides for annual contributions based on net operating income. Substantially all employees of the Bank are eligible. Profit sharing expense was $1,996,000 for 1994.

The Bank also provides certain health care and life insurance benefits for retired employees. Current eligible employees must satisfy certain service and age requirements in order to be covered for postretirement benefits other than pensions. Currently, the Plan is not required to fund a separate trusteed account. The assumed health care cost trend is 12% per annum.

Postretirement costs for 1994 are based on data from the January 1, 1994 evaluation data. They include the following components (in thousands):

                                        December 31,
                                            1994
                                           ------
Service cost                               $  219
Interest cost                                 570
Return on assets                              -0-
Amortization of net loss                        6
Amortization of unrecognized transition
  obligation                                  -0-
                                           ------
Net periodic postretirement benefit cost   $  795
                                           ======

The unfunded status of the postretirement plan is as follows:

                                               December 31,
                                                   1994
                                                  ------
Fair value of assets                                 -0-

Accumulated Postretirement Benefit Obligation:
  A) Retirees                                    $(3,405)
  B) Other fully eligible plan participants         (431)
  C) Other active plan participants               (3,421)
                                                 -------
Unfunded status                                   (7,257)
                                                 -------
Unrecognized loss                                    120

Unrecognized transition obligation                   -0-
                                                 -------
Accrued postretirement benefit cost              $(7,137)
                                                 =======

Effect of a 1% increase in the medical inflation rate:


Increase in the aggregate of the service and
   interest cost components of net periodic
   postretirement benefit cost                      $  61
Increase in the accumulated postretirement
   benefit obligation                                 490
                                                    -----
   Total                                            $ 551
                                                    =====

The present value of the accumulated benefit obligation assumed a discount rate of 8.50% in 1994. The rate of increase used in future compensation levels was 6.00% for 1994.


14. Leases

Future minimum rental payments under noncancellable leasehold commitments as of December 31, 1994, are not material in relation to the consolidated financial statements.


15. Income Taxes

The current and deferred amounts of federal income tax expense at December 31, 1994 were as follows (in thousands):


                                 1994
                                ------
Current expense                 $10,961
Deferred expense                     77
                                -------
Total income tax expense        $11,038
                                =======

The Bancorporation has established a deferred tax liability of $3,703,000 as a result of the net unrealized gains on securities designated as available-for-sale under the provisions of FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities." See Notes 1 and 3.

The significant components of the Corporation's deferred tax assets and liabilities at December 31, 1994 were as follows (in thousands):




                                        1994
                                       ------
Deferred tax liabilities:
 Accretion on bond discounts, net      $   401
 Net unrealized gain on securities
  available-for-sale                     3,703
                                       -------
      Total deferred tax liabilities     4,104
                                       -------

Deferred tax assets:
 Excess book bad debt                    3,382
 Postretirement benefits                 3,108
 New Jersey Corporate business tax       1,281
 Book over tax depreciation                496
 Book over tax core deposit premium
  amortization                             525
 Other                                     207
                                       -------
      Total deferred tax assets          8,999
                                       -------

Net deferred tax asset                 $ 4,895
                                       =======

As required by FASB No. 109, the Bancorporation has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through a carryback to taxable income in prior years, future reversals of existing taxable temporary differences, future taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

The significant components of the 1994 deferred expense were as follows (in thousands):



                                           1994
                                          ------
Deferred income tax expense                $  77
                                           =====


A reconciliation between the amount of reported total federal income tax expense and the amount computed by multiplying the applicable statutory federal income tax rate to income before taxes is as follows (in thousands):


                                     1994            %
                                    ------         -----
Tax expense at statutory rate      $12,191         35.0%
Tax-exempt interest                   (358)        (1.0)
Other - net                           (795)        (2.3)
                                   --------        -----

Total federal tax expense          $11,038         31.7%
                                   =======         =====

Income tax expense applicable to security gains for the year ended December 31, 1994 was zero.
                                     -22-

16. Commitments and Contingent Liabilities

The Bancorporation may, from time to time, be a defendant in legal proceedings relating to the conduct of its business. In the normal course of business there also are outstanding various contingent liabilities, such as commitments to extend credit (including standby letters of credit in the amount of $7,327,000 at December 31, 1994) which are not reflected in the accompanying consolidated financial statements. In the judgement of management, the consolidated financial position of the Bancorporation and its subsidiaries will not be affected materially by the final outcome of any present legal proceedings or other contingent liability.

The Bancorporation is party to financial obligations with off-balance sheet risk incurred in the normal course of business. These instruments are commitments to extend credit in the form of loans totalling $185,847,000 at December 31, 1994. The exposure of the Bancorporation to credit loss in the event of non-performance by the other party to these financial instruments is equal to the contractual amount. The Bancorporation uses the same credit policies in granting these commitments as it does for loans presently outstanding. Collateral is obtained when deemed appropriate. These commitments do not necessarily represent future obligations. A substantial portion of the commitments historically have remained unused, or if used, would be secured by mortgages on real estate.

17. Parent Company Only Financial Statements

The condensed financial statements of the parent company only are presented below (in thousands):

                                               December 31,
                                                   1994
                                                 --------
Balance Sheet
Assets:
  Cash                                          $     91
  Securities available-for-sale                   25,938
  Investment in subsidiaries                     156,184
  Repurchase agreement                             4,075
  Other assets                                        19
                                                --------
     Total assets                               $186,307
                                                ========
Liabilities and Stockholders' Equity:
  Liabilities                                   $  4,724
  Stockholders' Equity                           203,185

     Less: treasury stock, at cost-
        376,270 shares                            21,602
                                                --------
     Total stockholders' equity                  181,583
                                                --------
     Total liabilities and
         stockholders' equity                   $186,307
                                                ========
Year Ended December 31,                            1994
                                                 --------
Statement of Income
Income:
  Dividends from bank subsidiary                $  8,212
  Other dividend income                              589
  Interest income                                    105
                                                --------
        Total income                               8,906
                                                --------

Other expenses                                       395
                                                --------
Income before income tax benefit and equity
  in undistributed income of subsidiaries          8,511
Income tax benefit                                   (40)
                                                --------
Income before equity in undistributed
  income of subsidiaries                           8,551
Equity in undistributed income of
  subsidiaries                                    15,241
                                                --------
Net income                                      $ 23,792
                                                ========


Year Ended December 31,                    1994
                                          ------
Statement of Cash Flow
Operating Activities:
Net income                                $23,792
Adjustments to reconcile net income
 to net cash from operating activities:
   Equity in undistributed income
    of subsidiaries                       (15,241)
   Decrease in other assets                 1,934
   Decrease in other liabilities              (14)
                                          -------
      Total adjustments                   (13,321)
                                          -------
Net cash from operating activities         10,471
                                          -------
Investing Activities:
   Purchases of securities
    available-for-sale                       (115)
   Net increase in short-term
    investments                            (1,945)
                                          -------
Net cash applied to investing activities   (2,060)
                                          -------
Financing Activities:
   Payments to acquire treasury stock        (881)
   Dividends paid                          (8,537)
   Proceeds from exercise of
    stock options                           1,000
                                          -------
Net cash applied to financing activities   (8,418)
                                          -------
Net decrease in cash and cash
 equivalents                                   (7)
                                          -------
Cash and cash equivalents at beginning
 of year                                       98
                                          -------
Cash and cash equivalents at end
 of year                                  $    91
                                          =======

18. Quarterly Financial Data (unaudited)

The following is a summary of quarterly financial data of the Bancorporation and, in the opinion of management, reflects necessary adjustments for a fair presentation of such data (in thousands, except per share amounts):

                                                 Three Months Ended
                                 -------------------------------------------------------
                                  December 31    September 30   June 30        March 31
                                 -------------   ------------   -------       ----------
1994
----
Total interest income              $25,644        $25,590       $25,058        $24,518
Total interest expense               9,179          9,074         8,434          7,893
                                   -------        -------       -------        -------
Net interest income                $16,465        $16,516       $16,624        $16,625
                                   =======        =======       =======        =======
Provision for loan losses          $   -0-        $  (200)      $  (325)       $  (300)
                                   =======        =======       =======        =======
Income before income
  taxes                            $ 8,516        $ 8,628       $ 9,029        $ 8,657
Income taxes                         2,443          2,647         3,029          2,919
                                   -------        -------       -------        -------
Net income                         $ 6,073        $ 5,981       $ 6,000        $ 5,738
                                   =======        =======       =======        =======
Net income per share                 $2.82          $2.80         $2.81          $2.69
                                     =====          =====         =====          =====
Average number of
  shares outstanding                 2,148          2,138         2,136          2,134
                                     =====          =====         =====          =====

19. Fair Value of Financial Instruments

A financial instrument is defined as cash, evidence of an ownership interest, or participation in certain contracts. This definition would include virtually all assets, liabilities, and off-balance sheet instruments. Fair value is defined as the amount at which an instrument could be exchanged in a current arms length transaction between willing parties other than in a forced or liquidation sale and given sufficient exposure to the marketplace.

The fair value estimates presented are determined based upon relevant information as well as knowledge about the financial instrument at a particular time. The Bancorporation utilizes quoted market prices when available. Since only a limited market exists for a portion of the Bancorporation's financial instruments, fair value estimates are based on the discounted cash flow method. This technique takes into account current economic conditions, risk characteristics, and other factors which warrant consideration. These estimates are subjective in nature, involve uncertainties, and matters of significant judgement; and therefore, cannot be determined with exact accuracy. Changes in assumptions could significantly affect the estimates presented. Additionally, the fair value estimates disclosed are based upon existing on and off-balance sheet financial instruments without attempting to estimate the value of any anticipated future business and only consider assets and liabilities that are financial instruments.

The methods and assumptions used to estimate the fair value of significant financial instruments were as follows. Book value is considered to approximate fair value for cash and due from banks, money market investments, federal funds sold, and deposit liabilities with no defined maturity. Quoted market prices are generally used to ascertain fair values of investment securities and securities available-for-sale.

The fair value of loans is calculated by discounting estimated future cash flows at applicable rates. For time deposit liabilities and securities sold under repurchase agreements, fair value was estimated by discounting future cash flows using currently offered market rates for obligations of similar remaining maturities.

The fair value of both commitments to extend credit and standby letters of credit are estimated using fees currently charged to enter into similar agreements. The value of these amounts, which are considered immaterial, are deemed to approximate fair value and are included in the value of the related financial instrument. If funded, the fair value of these commitments is equal to the commitment amount. The estimated fair value of financial instruments and their related carrying values at December 31, 1994 were as follows (in thousands):

                                                 Estimated         Carrying
                                                 Fair Value         Value
                                                 ----------       ----------
1994
----
Financial assets:
  Cash and due from banks                        $   93,221       $   93,221
  Money market investments                            2,555            2,555
  Securities available-for-sale                     100,070          100,070
  Investment securities                             931,639          965,239
  Federal funds sold                                115,000          115,000
  Net loans                                         359,761          363,284

Financial liabilities:
  Deposits                                       $1,353,491       $1,354,738
  Securities sold under
   repurchase agreements                            110,457          110,141
  Other borrowed funds                               12,341           12,341

20. Events (Unaudited) Subsequent to the Date of the Independent Auditors'
Report

On May 24, 1995 the Bancorporation announced that it signed a definitive merger agreement with Meridian Bancorp, Inc., Reading, Pennsylvania ("Meridian"), pursuant to which the Bancorporation will be acquired in a tax-free, stock-for-stock merger. Pursuant to the merger, each of the outstanding shares of the Bancorporation common stock will be exchanged for five (5) shares of Meridian common stock. The Bancorporation will be merged into Meridian and the Bancorporation's wholly-owned subsidiary, the Bank, will be merged into Meridian's wholly-owned subsidiary, Meridian Bank, New Jersey. The acquisition is conditioned upon necessary bank regulatory approvals, shareholder approval and other customary terms and conditions. In connection with the merger agreement the Bancorporation also granted Meridian an option to acquire 375,000 shares of the Bancorporation stock at $125 per share under certain circumstances.

On October 10, 1995, Meridian announced the signing of a definitive merger agreement with CoreStates Financial Corp (CoreStates) of Philadelphia, Pennsylvania. Under the terms of this agreement, each share of Meridian common stock will be exchanged for 1.225 shares of CoreStates common stock and is dependent upon a similar approval process.

                    [LETTERHEAD FOR KPMG Peat Marwick LLP]

Independent Auditors' Report

The Board of Directors and Stockholders
United Counties Bancorporation:

We have audited the accompanying consolidated balance sheet of United Counties Bancorporation and subsidiaries as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Bancorporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Counties Bancorporation and subsidiaries at December 31, 1994, and the results of their operations and their cash flow for the year then ended in conformity with generally accepted accounting principles.

As discussed in notes 1 and 3 to the consolidated financial statements, the Bancorporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

KPMG Peat Marwick LLP

January 13, 1995